SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [    ]

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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

                             PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIMCO Equity Series 650 Newport Center Drive Newport Beach, California 92660 (888) 877-4626

March 2, 2021

Subject:	PIMCO RAE EMERGING MARKETS FUND
PIMCO RAE GLOBAL FUND
PIMCO RAE GLOBAL EX-US FUND
PIMCO RAE INTERNATIONAL FUND
PIMCO RAE US FUND
PIMCO RAE US SMALL FUND
PIMCO DIVIDEND AND INCOME FUND

Dear Valued Shareholder:

We recently sent you information regarding the upcoming Special Meeting for the above-listed Funds scheduled for March 26, 2021. According to our records, you have not yet voted on the proposed new portfolio implementation agreement. If you don’t have the Proxy Statement we mailed previously, you can review it online at https://vote.proxyonline.com/PIMCOFunds/docs/PES_Proxy.pdf.

We urge you to read the Proxy Statement because it contains important information. You may also obtain a copy of the Proxy Statement for free at the Securities and Exchange Commission’s website.

We are working with AST Fund Solutions to manage the voting process. AST will begin calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote as soon as possible.

Voting is fast and easy using one of the options below:

•	Visit the website on the enclosed proxy card and enter your control number.
•	Call (888) 548-6498 to speak with a representative.
•	Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and proposed new portfolio implementation agreement can be found in the Proxy Statement.

If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (888) 548-6498.

Thank you for your attention and cooperation.

PIMCO Equity Series 650 Newport Center Drive Newport Beach, California 92660 (888) 877-4626

March 2, 2021

Subject:	PIMCO RAFI DYNAMIC MULTI-FACTOR EMERGING MARKETS EQUITY ETF
PIMCO RAFI DYNAMIC MULTI-FACTOR U.S. EQUITY ETF
PIMCO RAFI DYNAMIC MULTI-FACTOR INTERNATIONAL EQUITY ETF
PIMCO RAFI ESG U.S. ETF

Dear Valued Shareholder:

We recently sent you information regarding the upcoming Special Meeting for the above-listed Funds scheduled for March 26, 2021. According to our records, you have not yet voted on the proposed new sub-advisory agreement. If you don’t have the Proxy Statement we mailed previously, you can review it online at https://vote.proxyonline.com/PIMCOFunds/docs/PES_Proxy.pdf.

We urge you to read the Proxy Statement because it contains important information. You may also obtain a copy of the Proxy Statement for free at the Securities and Exchange Commission’s website.

We are working with AST Fund Solutions to manage the voting process. AST will begin calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote as soon as possible.

Voting is fast and easy using one of the options below:

•	Visit the website on the enclosed proxy card and enter your control number.
•	Call (888) 548-6498 to speak with a representative.
•	Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and proposed new sub-advisory agreement can be found in the Proxy Statement.

If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (888) 548-6498.

Thank you for your attention and cooperation.